EXHIBIT 99.1

          Cheniere Energy Reports First Quarter 2007 Results

    HOUSTON--(BUSINESS WIRE)--May 8, 2007--Cheniere Energy, Inc. (AMEX:LNG) reported a net loss of $34.6 million, or $0.63 per share (basic and diluted), for the first quarter of 2007 compared with a net loss of $15.8 million, or $0.29 per share (basic and diluted), during the corresponding period in 2006. The primary reasons for the $18.8 million increase in the net loss between periods relate to the following: an $8.1 million increase in general and administrative expenses primarily related to increased personnel costs from the expansion of the company's business; a $15.3 million increase in interest expense related to the $2.032 billion senior notes issued by Cheniere Energy's wholly-owned subsidiary, Sabine Pass LNG, L.P., in November 2006; a $7.4 million income tax benefit recorded in the prior period associated with interest rate hedges. These increases to the net loss were partially offset by an increase in interest income of $12.0 million attributable to the proceeds of the $2.032 billion senior notes offering.

    As of March 31, 2007, Cheniere Energy reported unrestricted cash and cash equivalents of $583.6 million compared to $463.0 million at December 31, 2006. The primary source of the increase was the receipt of $164.5 million in net proceeds from the sale of Cheniere Energy Partners, L.P. ("Cheniere Partners") (AMEX:CQP) common units to the public. These units were held by a wholly-owned subsidiary of Cheniere Energy and were sold in conjunction with Cheniere Partners' initial public offering ("IPO") which closed on March 26, 2007.

    Cheniere Energy also reported that on March 31, 2007, the company held restricted cash, cash equivalents and treasury securities totaling $1.2 billion, comprised of $738.8 million for the completion of the Sabine Pass LNG receiving terminal construction to 4 billion cubic feet per day of capacity, $353.7 million for interest payments relating to the Sabine Pass LNG, L.P. senior notes and $98.4 million as a reserve for distributions to the common unit holders of Cheniere Partners and related distributions to its general partner.

    Subsequent to the reported period, the underwriters of the IPO exercised their over-allotment option to purchase additional common units on April 16, 2007, which resulted in net proceeds to Cheniere Energy of $39.4 million.

    Cheniere Energy, Inc. is developing a network of three LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. Cheniere is pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

    For additional information, please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended March 31,
2007, filed with the Securities and Exchange Commission.

    This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    (Financial Table Follows)


                        Cheniere Energy, Inc.
                    Selected Financial Information
              (in thousands, except per share data) (1)


                                             Three Months Ended
                                                  March 31,
                                        -----------------------------
                                            2007           2006
                                        -------------- --------------
                                         (Unaudited)    (Unaudited)

Oil and gas sales                                $832           $422
Marketing and trading loss                     (2,088)            --

Operating Costs and Expenses
    LNG Receiving Terminal and Pipeline
     Development Expenses                       5,754          8,313
    Oil and Gas Exploration and
     Production Costs                             426            889
    Depreciation, Depletion and
     Amortization                               1,075            606
    General and Administrative Expenses        21,261         13,181
                                        -------------- --------------
      Total Operating Costs and Expenses       28,516         22,989
                                        -------------- --------------

Loss from Operations                          (29,772)       (22,567)

Interest Expense                              (26,426)       (11,138)
Interest Income                                21,582          9,544
Other                                              60            937
Income Tax Benefit                                 --          7,413
                                        -------------- --------------
Net Loss                                     $(34,556)      $(15,811)
                                        ============== ==============

Net Loss Per Common Share - Basic and
 Diluted                                       $(0.63)        $(0.29)
                                        ============== ==============

Weighted Average Common Shares
 Outstanding - Basic and Diluted               54,891         54,217
                                        ============== ==============

                                          March 31,     December 31,
                                            2007           2006
                                        -------------- --------------
                                         (Unaudited)

Cash and Cash Equivalents                    $583,620       $462,963
Restricted Cash and Cash Equivalents          218,145        176,827
Other Current Assets                           29,578         10,183
Non-Current Restricted Cash, Cash
 Equivalents and Treasury Securities          986,762      1,071,722
Property, Plant and Equipment, Net            957,177        748,818
Debt Issuance Costs, Net                       39,877         41,545
Goodwill                                       76,844         76,844
Other Assets                                   20,358         15,586
                                        -------------- --------------
    Total Assets                           $2,912,361     $2,604,488
                                        ============== ==============

Current Liabilities                          $133,582        $61,939
Long-Term Debt                              2,357,000      2,357,000
Deferred Revenue                               41,000         41,000
Other Liabilities                               1,518          1,302
Minority Interest                             262,887             --
Stockholders' Equity                          116,374        143,247
                                        -------------- --------------
    Total Liabilities and Stockholders'
     Equity                                $2,912,361     $2,604,488
                                        ============== ==============


(1) Please refer to Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the Securities and Exchange Commission.


    CONTACT: Cheniere Energy, Inc., Houston
             Investor Relations Contact:
             Christina Cavarretta, 713-375-5100